UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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InnerWorkings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InnerWorkings, Inc.
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

April 30, 2009

To Our Stockholders:

On behalf of the Board of Directors and management, we cordially invite you to attend the annual meeting of stockholders to be held on Thursday, June 18, 2009, at 10:00 a.m., central time, at The Sofitel Chicago Water Tower, 20 East Chestnut Street, Chicago, Illinois 60611.

The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

The purpose of the meeting is to consider and vote upon proposals to (i) elect nine directors who have been nominated for election, (ii) ratify the appointment of our independent registered accounting firm for 2009, (iii) approve the amendment and restatement of our 2006 Stock Incentive Plan and (iv) transact such other business as may properly come before the meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

We are pleased to take advantage of the new Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On May 8, 2009, we will mail to our beneficial stockholders a Notice containing instructions on how to access our 2009 Proxy Statement and Annual Report and vote online. All other stockholders will continue to receive a copy of the Proxy Statement and Annual Report by mail. The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet, if you received them by mail this year.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

We look forward to seeing you at the meeting.

Sincerely yours,

John R. Walter Chairman of the Board	Eric D. Belcher Chief Executive Officer, President and Director

600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 18, 2009

April 30, 2009

The Stockholders of InnerWorkings, Inc.:

Notice is hereby given that the annual meeting of stockholders of InnerWorkings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 18, 2009, at 10:00 a.m., central time, at The Sofitel Chicago Water Tower, 20 East Chestnut Street, Chicago, Illinois 60611, for the following purposes:

1.	To elect nine directors of the Company to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009;

3.	To approve the amendment and restatement of our 2006 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 21, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 21, 2009 are entitled to receive notice of, to attend and to vote at the meeting. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

Joseph M. Busky
Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be held on June 18, 2009.

This Proxy Statement and the 2008 Annual Report are available at: http://investor.inwk.com/annuals.cfm

Proxy Statement for the Annual Meeting of Stockholders of

INNERWORKINGS, INC.

To Be Held on Thursday, June 18, 2009

600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and enclosed proxy card are being furnished commencing on or about May 8, 2009 in connection with the solicitation by the Board of Directors of InnerWorkings, Inc., a Delaware corporation (the “Company,” “InnerWorkings,” or “us”), of proxies for use in voting at the 2009 annual meeting of stockholders, to be held at The Sofitel Chicago Water Tower, 20 East Chestnut Street, Chicago, Illinois, 60611 on Thursday, June 18, 2009, at 10:00 a.m., central time. Any proxy given pursuant to such solicitation and received in time for the annual meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “PROPOSALS TO BE VOTED ON — Proposal 1: Election of Directors,” FOR the ratification of the appointment of Ernst & Young LLP as independent certified public accountants for the Company’s fiscal year ending December 31, 2009, FOR the approval of the amendment and restatement of our 2006 Stock Incentive Plan and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof (collectively, the “Proposals”). Any proxy may be revoked by providing written notice to the Secretary of the Company at any time prior to the voting thereof, by submitting a subsequent proxy or by attending the annual meeting and voting in person.

Information about this Proxy Statement

We are sending the proxy materials because the Company’s Board is seeking your permission (or proxy) to vote your shares at the annual meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 21, 2009, the record date, are entitled to vote at the meeting. As of April 21, 2009, there were 48,002,277 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. We have no other voting securities.

Information about Voting

If your shares of common stock are held in your name, you can vote your shares on matters presented at the annual meeting or by proxy. There are three ways to vote by proxy:

1.	By Telephone — Stockholders can vote by telephone by calling 1-800-579-1639 and following the instructions on the proxy card;

2.	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

3.	By Proxy — If you received your proxy by mail, you can vote by mail by signing, dating and mailing the accompanying proxy card. If you do not give any direction on the proxy card, the shares will be voted FOR the nominees named for director, FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009 and FOR the approval of the amendment and restatement of our 2006 Stock Incentive Plan. You may revoke your proxy at any time before it is exercised by (1) providing written revocation to the Secretary of the Company, Joseph M. Busky, (2) providing a proxy with a later date or (3) voting in person at the annual meeting.

Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for the Company to assert or defend claims, (c) in the case of a contested election of director(s) or (d) at your express request.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For additional information on director elections, see “PROPOSALS TO BE VOTED ON — Proposal 1: Election of Directors” later in this proxy statement. As the number of director nominees is equal to the number of directors to be elected, the number of shares voted “for” a director must exceed the number of votes cast “against” that director for the director to be elected to serve a one-year term expiring at the 2010 annual meeting of stockholders. Abstentions and broker non-votes will have no effect on the election of directors. For a stockholder to nominate an individual for director at the 2010 annual meeting, the stockholder must follow the procedures outlined later in this proxy statement under the caption “OTHER INFORMATION — Stockholder Proposals for the 2010 Meeting.” Stockholders may also designate a director nominee to be considered by the Board for recommendation to the stockholders at the 2010 annual meeting by following the procedures outlined later in this proxy statement under the caption “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Meetings and Committees of the Board of Directors — Nominating and Corporate Governance Committee.”

The ratification of the independent registered public accounting firm and approval of the amendment and restatement of our 2006 Stock Incentive Plan each require the favorable vote of a majority of the shares present, either by proxy or in person, and entitled to vote. Abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote, but are not voted.

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, bring your bank or broker statement showing your beneficial ownership of Company common stock in order to be admitted to the meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Nominees

At the annual meeting, the stockholders will elect nine directors to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nine nominees named below.

Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

The names of the nominees, their ages as of April 30, 2009 and certain other information about them are set forth below:

Name	Age	Position

John R. Walter(1)(2)(3)	62	Chairman of the Board
Steven E. Zuccarini	52	Vice Chairman of the Board
Eric D. Belcher	40	Chief Executive Officer, President and Director
Peter J. Barris(1)(2)(3)	57	Director
Sharyar Baradaran(1)(2)(3)	41	Director
Jack M. Greenberg(2)(3)	66	Director
Linda S. Wolf(2)(3)	61	Director
Eric P. Lefkofsky(2)(3)	39	Director
Charles K. Bobrinskoy(1)(2)	49	Director

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Nominating and Corporate Governance Committee.

There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that seven of our nine directors, Messrs. Walter, Barris, Baradaran, Greenberg, Lefkofsky, Bobrinskoy and Ms. Wolf are “independent directors” as defined in the rules of The Nasdaq Global Market.

John R. Walter has served as our non-executive Chairman of the Board since May 2004. Since December 1997, Mr. Walter has been the Chairman, President and Chief Executive Officer of Ashlin Management Company, a private investment firm. Mr. Walter served as President and Chief Operating Officer of AT&T Corporation, a publicly-traded global telecommunications company, from October 1996 until his retirement in July 1997, and from 1989 to 1996, he served as Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a publicly-traded global printing company. Mr. Walter is a director of Manpower, Inc., VascoData Security International, Inc. and Infinity Bio-Energy. He is also a trustee of Northwestern University and a director of Evanston Northwestern Healthcare and the Steppenwolf Theatre. He holds a bachelor’s degree from Miami University of Ohio.

Steven E. Zuccarini has served on our Board since May 2006 and as Vice Chairman of the Board since January 2009. Mr. Zuccarini served as our Chief Executive Officer from November 2004 to December 2008. From September 2003 to November 2004, he was the President of the Global Solutions business unit at R.R. Donnelley & Sons Company, a publicly-traded global printing company, and from January 2000 to September 2003, he served as

President of the Catalog & Retail business unit. Mr. Zuccarini joined R.R. Donnelley in 1979. Mr. Zuccarini is the Chairman of the Board of the Chicago Youth Centers and serves on the board of directors of the Direct Marketing Education Foundation. Mr. Zuccarini holds a bachelor’s degree from Northwestern University.

Eric D. Belcher has served on our Board and as our Chief Executive Officer since January 2009. Mr. Belcher has also served as our President since April 2008. Prior to his appointment to Chief Executive Officer, Mr. Belcher served as our Chief Operating Officer from December 2006 to December 2008. From May 2005 to December 2006, Mr. Belcher served as our Executive Vice President of Operations. Mr. Belcher served as Chief Operating Officer from March 2003 to June 2005 and as Chief Financial Officer from April 2001 to March 2003 of MAN Roland Inc., a printing equipment manufacturer and distributor. Mr. Belcher was also a director of MAN Roland, Inc. From 1995 to 2000, he led project teams at Marakon Associates, an international management consulting firm. Mr. Belcher holds a bachelor’s degree from Bucknell University and a Masters in Business Administration from the University of Chicago Graduate School of Business.

Peter J. Barris has served on our Board since January 2006. Mr. Barris was elected pursuant to voting rights granted to New Enterprise Associates, a venture capital firm focused on technology, under our voting agreement, which was terminated upon the closing of our initial public offering in August 2006. Since 1999, Mr. Barris has been the Managing General Partner of New Enterprise Associates where he specializes in information technology investing. Mr. Barris also serves on the board of directors of Vonage Holdings Corp. and Neutral Tandem Mr. Barris is a member of the board of trustees, Northwestern University; board of overseers, Tuck School at Dartmouth College; and board of advisors, Tuck’s Center for Private Equity and Entrepreneurship at Dartmouth. He received a Masters in Business Administration from Dartmouth College and a Bachelor of Science in Electrical Engineering from Northwestern University.

Sharyar Baradaran has served on our Board since May 2006. Mr. Baradaran was elected pursuant to voting rights granted to the former holders of our Series D preferred stock under our voting agreement, which was terminated upon the closing of our initial public offering in August 2006. Mr. Baradaran has served as Chief Executive Officer and chairman of BaradaranVentures, a privately held investment fund located in Los Angeles, California, since April 2001. Mr. Baradaran currently serves on the board of directors of several high growth technology companies, including Rainmakers, Inc. and MOTA Inc. Mr. Baradaran also serves on the advisory board of ISENSIX Inc. and KIYON Inc.

Jack M. Greenberg has served on our Board since October 2005. Mr. Greenberg currently serves as the Chairman of The Western Union Company. Mr. Greenberg retired as Chairman and Chief Executive Officer of McDonald’s Corporation, a publicly-traded global food service retailer, at the end of 2002. He had served as McDonald’s Chairman since May 1999 and as its Chief Executive Officer since August 1998. Mr. Greenberg served as McDonald’s President from August 1998 to May 1999, and as its Vice-Chairman from December 1991 to August 1998. Mr. Greenberg also served as Chairman, from October 1996, and Chief Executive Officer, from July 1997, of McDonald’s USA until August 1998. He is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Chicago Bar Association. Mr. Greenberg is a director of The Allstate Corporation, Hasbro, Inc. and Manpower Inc. He is also a member of the board of trustees of DePaul University, the Field Museum and the Chicago Community Trust. Mr. Greenberg is a graduate of DePaul University’s School of Commerce and School of Law.

Linda S. Wolf has served on our Board since November 2006. Ms. Wolf retired as Chairman and Chief Executive Officer of Leo Burnett Worldwide, a global advertising agency, in April 2005. She had served as Leo Burnett Worldwide’s Chairman and Chief Executive Officer since January 2001 and as its Chief Executive Officer from July 1996 to December 2000. From March 1992 to June 1996, she was an Executive Vice President responsible for Business Development at Leo Burnett USA. Ms. Wolf is a director of Wal-Mart Stores Inc. and a trustee of Janus Funds. She is also a member of the board of trustees of the Field Museum, Children’s Memorial Hospital, Off the Street Club, The Chicago Council on Global Affairs and the Partnership for New Communities. Ms. Wolf holds a bachelor’s degree from Ohio Wesleyan University.

Eric P. Lefkofsky has served on our Board since August 2008. Mr. Lefkofsky is a founder of InnerWorkings. He is currently the President of Blue Media, LLC, a Chicago-based private equity and consulting firm focused on applied technology. He is also a founder and director of several other firms, including Echo Global Logistics, Inc., a technology-enabled transportation and logistics outsourcing firm, MediaBank, LLC, a leading provider of integrated media procurement technology, and ThePoint, Inc., an online collective action website. Mr. Lefkofsky serves on the board of directors of Children’s Memorial Hospital, the board of trustees of the Steppenwolf Theatre, the board of trustees of the Museum of Contemporary Art of Chicago and the board of trustees of The Art Institute of Chicago. He is also a member of the Chicago 2016 Olympic Committee. Mr. Lefkofsky is the author of Accelerated Disruption and a guest professor at Northwestern University’s Kellogg Graduate School of Management. Mr. Lefkofsky holds a bachelor’s degree from the University of Michigan and a Juris Doctor degree from the University of Michigan Law School.

Charles K. Bobrinskoy has served on our Board since August 2008. Mr. Bobrinskoy is currently Vice Chairman, Director of Research at Ariel Investments, a global financial institution. Additionally, he is a Co-Portfolio Manager of Ariel Focus Fund, a concentrated portfolio investing in mid-to-large cap companies. Prior to Ariel, Mr. Bobrinskoy spent 21 years as an investment banker at Salomon Brothers, a global financial institution, and its successor company, Citigroup, a global financial institution, where he held many leadership positions, most recently Managing Director and Head of North American Investment Banking Branch Offices. In addition to his work at Ariel, Mr. Bobrinskoy serves on the boards of the Museum of Science and Industry, La Rabida Children’s Foundation, the Big Shoulders Fund, the Juvenile Protective Association and Duke University’s Library Board. He holds a bachelor’s degree from Duke University and a Masters in Business Administration from the University of Chicago.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors. The nine persons receiving the highest number of “FOR” votes at the annual meeting will be elected as directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2006 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board of Directors will review the Audit Committee’s future selection of an independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Proposal 3: Approval of the Amendment and Restatement of our 2006 Stock Incentive Plan

A proposal will be presented at the annual meeting to approve the amendment and restatement of the InnerWorkings, Inc. 2006 Stock Incentive Plan, which we refer to as the Plan. The Plan was originally adopted by the Board of Directors effective July 31, 2006 and was amended and restated on June 19, 2008. On April 30, 2009, our Compensation Committee approved the further amendment and restatement of the Plan, subject to Stockholder approval. This amendment and restatement of the Plan (i) increases the maximum number of shares of common stock that may be issued under the Plan by 1,250,000, from 2,000,000 (plus any shares that are subject to grant under our prior unit option plans) to 3,250,000 (plus any shares that are subject to grant under our prior unit option plans) and (ii) reiterates the performance goals used in granting performance-based awards under the Plan to be approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

Approval of the amendment and restatement of our 2006 Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.

A summary of the material provisions of the Plan, as amended and restated, is set forth below. A copy of the Plan, as amended and restated, is set forth in Appendix A. The following general description of certain features of the Plan is qualified in its entirety by reference to the provisions of the Plan set forth in Appendix A. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the Plan.

Description of the Plan

Purpose of the Plan

The Plan was established by the Company to:

•	promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and

•	provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.

The Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock awards and forms of incentive compensation to all participants in the Plan. Any option granted under the Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as a NQSO.

Eligibility and Limits on Awards

Any employee, consultant or director of the Company or an affiliate is eligible to receive awards under the Plan. As of December 31, 2008, the Company and its affiliates had approximately 761 employees and seven non-employee directors. The specific employees, consultants and directors who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Committee (as defined below).

The Plan limits the maximum amount of awards that may be granted to participants. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the Plan is 3,250,000 (plus any shares that are subject to grant under our prior unit option plans), which includes the 1,250,000 shares added pursuant to the amendment and restatement. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries with respect to ISOs under the Plan is 1,000,000 shares. The maximum number of shares and share equivalent units that may be granted to any one participant during any one calendar-year period is 1,000,000 shares.

Administration

The authority to control and manage the operation and administration of the Plan is vested in the Compensation Committee of the Board, which we refer to in this proposal as the Committee. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board in its discretion may determine that the Plan will be administered by another committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the “independent director” requirements of the Nasdaq Marketplace Rules and the “outside director” provisions of Section 162(m) of the Code or any successor regulations or provisions.

The Committee has the authority and discretion to select employees, directors and consultants to participate in the Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the Plan, construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend or waive rules and regulations for the Plan’s administration, amend the terms and conditions of any outstanding award to the extent they are within the discretion of the Committee as provided in the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate some or all of its authority under the Plan to any person or persons selected by it.

Shares Reserved for Awards

The maximum number of shares of our common stock that may be delivered under the Plan is 3,250,000 shares (plus any shares that are subject to grant under our prior unit option plans). The closing price of the Company’s common stock on the Nasdaq Global Market on April 21, 2009 was $4.58 per share.

To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited, canceled, or otherwise terminated, or the shares of our common stock are not delivered by reason of their being withheld by the Company in satisfaction of the applicable tax withholding obligation or in connection with the exercise of an option awarded under the Plan, such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the Plan.

In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.

Stock Options

The Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee. Any option granted under the Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee.

An option shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. In no event, however, shall an option expire later than ten years after the date of its grant. The exercise price of each option shall be established by the Committee; provided, however, that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise:

•	in cash;

•	by tendering previously acquired shares (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date) duly endorsed for transfer to the Company or shares issuable to the participant upon exercise of the option; or

•	by a combination of the above-mentioned payment methods.

Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant.

Stock Appreciation Rights (“SARs”)

The Plan permits the granting of SARs. The grant price of a SAR is determined by the Committee, but the grant price for a SAR intended to be exempt from Section 409A of the Code shall be equal to or greater than the fair market value of a share of our common stock on the date of grant. The term of a SAR may not exceed ten years. A SAR may be exercised upon the terms and conditions imposed by the Committee. Upon exercise of a SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess of the fair market value of a share of our common stock on the date of exercise over the grant price. Payment of a SAR may be made in cash, shares of our common stock, or a combination of cash and shares, as determined by the Committee.

Except in certain recapitalization events, a SAR award may not be modified to specify a lower exercise price without the approval of our stockholders. The Plan does not permit grants of dividend equivalent rights with respect to SARs.

Restricted Stock and Restricted Stock Units

The Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives.

Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. Selected participants may elect (or be required, as to bonuses) to defer a portion of their salary and/or bonus in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.

Participants holding shares of restricted stock during the restriction period may exercise full voting rights with respect to those shares. In addition, during the restriction period a participant will receive regular cash dividends that are paid with respect to underlying shares of restricted stock. If the award agreement governing the restricted stock units permits it, during the restriction period a participant may receive regular cash dividend equivalents paid with respect to restricted stock units.

Performance Shares; Performance Criteria

The Plan permits the granting of performance shares. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of performance shares payable in cash, shares or a combination of cash and shares, as applicable.

The performance measures used for purposes of awards (both those granted on or prior to the date of the 2009 annual meeting and those granted after the date of such meeting) designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder will be chosen by the Committee from among the following alternatives:

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	net earnings;

•	operating earnings or income;

•	earnings growth;

•	net income (absolute or competitive growth rates comparative);

•	net income applicable to shares of common stock;

•	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

•	earnings per share of common stock;

•	return on stockholders’ equity (absolute or peer-group comparative);

•	stock price (absolute or peer-group comparative);

•	absolute and/or relative return on common stockholders’ equity;

•	absolute and/or relative return on capital;

•	absolute and/or relative return on assets;

•	economic value added (income in excess of cost of capital);

•	customer satisfaction;

•	expense reduction;

•	ratio of operating expenses to operating revenues;

•	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

•	revenue backlog; and

•	margins realized on delivered services.

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the performance-based exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events. Additional provisions relating to the setting of the performance goal and certifying achievement of performance against the goal and the amount earned apply to awards made to executive officers that are intended to meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

We have generally attempted to structure the Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

Other Stock Awards

Subject to the terms of the Plan, other stock awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Committee determines.

Transfers

Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Plan are not transferable. However, subject to the conditions of the Plan and the applicable award agreement and any such additional conditions as the Committee may impose, a participant may transfer NQSOs as a gift to certain trusts maintained solely for the benefit of the participant’s spouse or children or designate the trusts to which the Company may issue NQSOs.

Change of Control

In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of awards, eliminate any restrictions applicable to awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.

Federal Income Tax Consequences

Nonqualified Stock Options

Under the current tax rules, NQSOs granted under the Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options

Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights (SARs)

Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Restricted Stock and Restricted Stock Units

The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment and the Company will generally have a corresponding deduction when the participant recognizes income.

Performance Shares

Performance shares generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.

Section 409A

To the extent that Section 409A of the Code is applicable, we intend to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of Code) in accordance with the terms of the Plan. The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of the award agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

Withholding

The Company has the right to deduct or withhold, or require the participant to remit to the Company, the amount the Company determines is necessary to satisfy federal, state and local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising under the Plan. The Company may withhold shares of our common stock to satisfy the minimum withholding tax required upon a taxable event arising under the Plan, but the participant may elect, subject to the approval of the Committee, to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the shares of our common stock otherwise distributable to the participant.

Tax Advice

The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

The Plan was originally effective on July 31, 2006. The amendment and restatement of the Plan will be effective June 18, 2009, subject to stockholder approval, and, subject to the right of the Committee to amend or terminate the Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the original effective date of the Plan.

The Committee may, at any time, amend, suspend or terminate the Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the Plan.

New Plan Benefits and Other Matters

The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer, consultant or employee of the Company under the Plan if the amendment and restatement of the Plan is approved.

On April 21, 2009, the Nasdaq Global Market reported a closing price of $4.58 for our common stock. The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2008.

Equity Compensation Plan Information

Number of Securities
Remaining Available
for Future Issuance
Under Equity
Compensation
	Number of Securities	Weighted-Average	Plans (Excluding
	to be Issued	Exercise Price of	Securities
	Upon Exercise of	Outstanding	Reflected in the
Plan Category	Outstanding Options	Options	First Column)

Equity Compensation Plans Approved by Security Holders(1)	5,484,366	$4.19	168,855	(2)
Equity Compensation Plans Not Approved by Security Holders(3)	—	—	—
Total	5,484,366	$4.19	168,855

(1)	Includes our 2004 Unit Option Plan, which was merged with our 2006 Stock Incentive Plan.

(2)	Includes shares remaining available for future issuance under our 2006 Stock Incentive Plan.

(3)	There are no equity compensation plans in place not approved by our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2006 STOCK INCENTIVE PLAN.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

During fiscal 2008, the Board of Directors (the “Board”) held seven meetings. During fiscal 2008, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees was formally established in August 2006 in connection with the Company’s initial public offering.

Audit Committee.  The Audit Committee consists of Charles K. Bobrinskoy, John R. Walter, Peter J. Barris and Sharyar Baradaran. Charles K. Bobrinskoy serves as the chairman of our Audit Committee. The Audit Committee is composed of independent non-employee directors and is responsible for, among other things, reviewing and recommending to the Board internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Charles K. Bobrinskoy is our Audit Committee financial expert under the SEC rule implementing Section 404 of the Sarbanes-Oxley Act of 2002. During fiscal 2008, the Audit Committee held four meetings.

Compensation Committee.  The Compensation Committee consists of Linda S. Wolf, John R. Walter, Jack M. Greenberg, Peter J. Barris, Eric P. Lefkofsky, Charles K. Bobrinskoy and Sharyar Baradaran. Jack M. Greenberg serves as the chairman of our Compensation Committee. The Compensation Committee is composed of independent non-employee directors and is responsible for, among other things, reviewing and approving compensation of our Chief Executive Officer and our other executive officers. Additionally, the Compensation Committee reviews and recommends to our Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of certain employee benefit plans for managerial employees. The Compensation Committee has the authority to administer our Stock Incentive Plan, and advise and consult with our officers regarding managerial personnel policies. See “EXECUTIVE AND DIRECTOR COMPENSATION — Compensation Discussion and Analysis” section of this proxy statement for discussion of the Company’s processes and procedures for considering and determining executive and director compensation. During fiscal 2008, the Compensation Committee held five meetings.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of John R. Walter, Linda S. Wolf, Jack M. Greenberg, Peter J. Barris, Eric P. Lefkofsky and Sharyar Baradaran. John R. Walter serves as the chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of independent non-employee directors and is responsible for, among other things, assisting the Board with its responsibilities regarding:

•	the identification of individuals qualified to become directors;

•	the selection of the director nominees for the next annual meeting of stockholders;

•	the selection of director candidates to fill any vacancies on the Board;

•	the performance, composition, duties and responsibilities of the Board and the committees of the Board;

•	succession planning for the Chief Executive Officer; and

•	the operation of the Board with respect to corporate governance matters.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Nominating and Corporate Governance Committee will consider the candidate’s professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee utilizes a variety of methods. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate

Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation. During fiscal 2008, the Nominating and Corporate Governance Committee held five meetings.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to Joseph M. Busky, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

For purposes of potential nominees to be considered at the 2010 annual stockholders’ meeting, the Corporate Secretary must receive this information no earlier than March 20, 2010 and no later than the close of business on April 19, 2010, in accordance with the procedures in the Company’s by-laws. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

The Company has not paid a third party a fee to identify, evaluate or assist in identifying potential nominees for director.

Governance Documents

All of the Company’s current committee charters are available at www.inwk.com on the “Investor” page under the link “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Joseph M. Busky, Corporate Secretary” at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. Steven E. Zuccarini attended the 2008 Annual Meeting of Stockholders.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2009 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “EXECUTIVE AND DIRECTOR COMPENSATION — Executive Compensation — Summary Compensation Table” section of this proxy statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

	Number of
	Shares		Approximate
	Beneficially		Percent of
Name and Address	Owned(1)		Class(1)

CERTAIN BENEFICIAL OWNERS:
Richard A. Heise, Jr.	6,459,906	(2)	13.5%
Entities affiliated with New Enterprise Associates	7,127,067	(3)	14.8%
c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202
FMR LLC	3,142,700	(3)	6.5%
82 Devonshire Street Boston, MA 02109
William Blair & Company, L.L.C.	5,398,331	(4)	11.2%
222 West Adams Chicago, IL 60606
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:
John R. Walter	1,428,738	(5)	3.0%
Steven E. Zuccarini	1,610,948	(6)	3.3%
Eric D. Belcher	351,393	(7)	*
Jack M. Greenberg	132,940	(8)	*
Peter J. Barris	7,148,856	(9)	14.9%
c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202
Sharyar Baradaran	719,420	(10)	1.5%
Linda S. Wolf	43,738	(11)	*
Eric P. Lefkofsky	3,923,589	(12)	8.2%
Charles K. Bobrinskoy	25,954	(13)	*
Joseph M. Busky	5,000		*
Jonathan M. Shean	12,500		*
Nicholas J. Galassi(15)	306,339		*
Neil P. Graver	27,883	(14)	*
Arthur K. Harrell(16)	—		*
All directors and executive officers as a group (13 persons)	15,576,403	(17)	32.2%

*	= less than 1%

(1)	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2009 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 21, 2009, and the percentages are based upon 48,002,277 shares of our common stock outstanding as of April 21, 2009. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)	Includes 4,128,316 shares owned by Old Willow Partners, LLC and 1,897,417 shares owned by the Heise 2005 Grantor Trust, which are both controlled by Richard A. Heise, Jr.

(3)	Based solely on Schedule 13G filed with the Securities Exchange Commission on February 17, 2009.

(4)	Based solely on Schedule 13G/A filed with the Securities Exchange Commission on January 12, 2009.

(5)	Includes options to purchase 1,413,441 shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009.

(6)	Includes options to purchase 1,598,948 shares of common stock, which are exercisable within sixty days of April 21, 2009.

(7)	Includes options to purchase 323,983 shares of common stock, which are exercisable within sixty days of April 21, 2009.

(8)	Includes options to purchase 113,441 shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009. Of these options, an option to purchase 50,000 shares is held for the benefit of Mr. Greenberg’s family. Mr. Greenberg may be deemed to have voting and dispositive power over the securities held for the benefit of members of his family. Mr. Greenberg disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(9)	Includes 7,127,067 shares of common stock held by New Enterprise Associates 11, Limited Partnership. Mr. Barris is a manager of NEA 11 GP, LLC, which is the sole general partner of NEA Partners 11, Limited Partnership (“NEA Partners 11”). NEA Partners 11 is the sole general partner of New Enterprise Associates 11, Limited Partnership (“New Enterprise Associates 11”), the direct beneficial owner of the securities. Mr. Barris disclaims beneficial ownership of the securities held by New Enterprise Associates 11, except to the extent of his pecuniary interest. Includes 838 shares held by PJ Barris, LLC. Peter J. Barris is a member of PJ Barris, LLC and may be deemed to have voting and dispositive power over the shares. Mr. Barris disclaims beneficial ownership of the shares except to the extent of his pecuniary interest. Also includes 2,213 shares held by New Enterprise Associates LLC (“NEA LLC”). Mr. Barris is a member and director of NEA LLC. He disclaims beneficial ownership of the shares except to the extent of his pecuniary interest. Also includes, 13,441 options to purchase shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009.

(10)	Includes 700,682 shares of common stock held by the Baradaran Revocable Trust. Sharyar Baradaran is the trustee of the Trust and may be deemed to have voting and dispositive power over the shares. Mr. Baradaran disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Also includes, 13,441 options to purchase shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009.

(11)	Includes options to purchase 38,441 shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009.

(12)	Includes 3,573,734 shares held by Orange Media, LLC, which is controlled by Elizabeth Kramer Lefkofsky, the wife of Eric P. Lefkofsky and 331,117 shares held by the Lefkofsky Family Foundation, which is controlled by Mr. and Mrs. Lefkofksy. Also includes an option to purchase 13,441 shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009.

(13)	Includes options to purchase 13,441 shares of common stock and 5,297 shares of restricted stock, which are exercisable within sixty days of April 21, 2009.

(14)	Includes an option to purchase 27,883 shares of common stock, which is exercisable within sixty days of April 21, 2009.

(15)	Includes options to purchase 205,000 shares of common stock, which are exercisable within sixty days of April 21, 2009. Effective July 16, 2008, Nicholas J. Galassi resigned as Chief Financial Officer and continued with the Company as a non-executive employee through August 2008.

(16)	Effective September 2, 2008 Arthur K. Harrell resigned as Executive Vice President of Sales. Mr. Harrell continued to provide account development services to the Company as an independent contractor for a period of six months ending February 2009.

(17)	Excludes Neil P. Graver, Nicholas J. Galassi and Arthur K. Harrell, none of whom were executive officers as of April 21, 2009, and includes 56,722 shares of common stock held by Ryan G. Irwin and 10,309 shares of common stock and an option to purchase 5,000 shares of common stock, which is exercisable within 60 days of April 21, 2009, held by Jan V. Sevcik, both of whom were executive officers as of April 21, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely, except for three Form 4s filed by Eric P. Lefkofsky for seven transactions covering the sale of Company common stock, one Form 4 filed late by Joseph Del Preto for one transaction covering the grant of Company restricted stock and the initial report on Form 3 filed late by Ryan G. Irwin.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater stockholders. All of the transactions set forth below were approved by the unanimous vote of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the Securities and Exchange Commission. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation.

Minority Interest in Echo Global Logistics, Inc.

In February 2005, we acquired 2,000,000 shares of common stock of Echo Global Logistics, Inc., a technology-enabled transportation and logistics business process outsourcing firm, for $125,000. In May 2008, we sold 500,000 shares of our common stock in Echo, or 25% of our holdings, for $4.7 million in net cash. The shares were purchased by Printworks Series E, LLC, an affiliate of the Nazarian family and a stockholder of InnerWorkings. In September 2008, we sold an additional 150,000 shares of our common stock in Echo for $1.5 million in net cash. The shares were purchased by the Y&S Nazarian Family Foundation, an affiliate of the Nazarian family. As of April 30, 2009, we owned 1,350,000 shares, or 4.0% on a fully-diluted basis, of Echo’s common stock.

Other than Linda S. Wolf and Charles K. Bobrinskoy, each member of our Board of Directors has a direct and/or an indirect ownership interest in Echo. Certain stockholders of Echo, and their respective ownership interests in Echo, include:

•	John R. Walter (3.2%), one of our directors,

•	Jack M. Greenberg (0.10%), one of our directors,

•	Old Willow Partners, LLC (12.8%), which is owned by Richard A. Heise, Jr.,

•	Blue Media, LLC (14.8%), which is owned by Eric P. Lefkofsky, one of our directors, and his wife, Elizabeth Kramer Lefkofsky,

•	Polygal Row, LLC (27.5%), members of which include Old Willow, LLC, Blue Media, LLC, Steven E. Zuccarini, our Vice Chairman of the Board and former Chief Executive Officer, and Eric D. Belcher, our Chief Executive Officer,

•	Green Media, LLC (2.4%), which is owned by Eric P. Lefkofsky and his wife, Elizabeth Kramer Lefkofsky,

•	Echo Global Logistics Series C Investment Partners, LLC (12.1%), members of which include Steven E. Zuccarini and John R. Walter,

•	Entities affiliated with New Enterprise Associates (13.5%), of which Peter J. Barris, one of our directors, is a partner, and

•	Affiliates of the Nazarian family (15.2%), which include Sharyar Baradaran, one of our directors.

We provided print procurement services to Echo, and as consideration for these services Echo paid us approximately $140,000 in 2008. In addition, Echo provided transportation services to us in 2008. As consideration for these services, we paid Echo approximately $2.7 million in 2008. We also sub-lease a portion of our office space to Echo. In November 2005, we entered into an agreement with Echo pursuant to which Echo sub-leased a portion of our office space in Chicago, and paid 20% of our lease payment (and 25% of our overhead expense) relating to this space. In January 2007, we amended the agreement and Echo agreed to pay 35% of our lease payments for this space. This agreement expired in April 2007. In June 2007, we entered into a new agreement with Echo pursuant to which it currently sub-leases a portion of our office space in Chicago, and pays 29% of our lease payment and overhead expense relating to this space. This agreement expired in November 2008. As consideration for the leased space, we billed Echo $193,333 in 2008.

In November 2008, we entered into a new agreement with MediaBank, LLC, pursuant to which it sub-leases a portion of our office space in Chicago, and pays 29% of our lease payment and overhead expense relating to this space. Five members of our Board of Directors, Messrs. Lefkofsky, Walter, Barris, Greenberg and Ms. Wolf are also directors as MediaBank. Other than Charles K. Bobrinskoy, each member of our Board of Directors has a direct and/or indirect ownership interest in the Company. As consideration for the leased space, we billed MediaBank $38,667 in 2008.

In June 2006, we entered into a supplier rebate program with Echo, pursuant to which Echo provides us with an annual rebate on all freight expenditures in an amount equal to 5%. In April 2008, we amended the terms of the supplier rebate program, such that we receive an annual rebate on all freight expenditures in an amount equal to 3%, plus an additional 2% if paid within 15 days. Under the supplier rebate program, we received approximately $12,000 in rebates in 2008.

Consulting Arrangements with Mr. Eric P. Lefkofsky and Mr. Richard A. Heise, Jr.

Mr. Eric P. Lefkofsky and Mr. Richard A. Heise, Jr. were instrumental in the formation and development of our Company. In light of this historical relationship and to benefit from the valuable perspective gained from this involvement, our management and Board of Directors consults with each of them on a regular basis. In order to formalize the relationship with Mr. Lefkofsky, we entered into an agreement with him on March 14, 2008. The consulting agreement with Mr. Lefkofsky was terminated upon his appointment to the Board. Mr. Lefkofsky did not receive any compensation for such consulting, nor does Mr. Heise. Mr. Lefkofsky served as an executive officer and a director and Mr. Heise served as a director of HA-LO Industries, Inc., a NYSE-listed company. As of December 31, 2008, Mr. Lefkofsky and Mr. Heise beneficially owned 7.7% and 13.3% of our common stock, respectively.

Consulting Agreement with Arthur K. Harrell

Effective September 2, 2008, Arthur K. Harrell resigned as our Executive Vice President of Sales. In connection with his resignation, we entered into a consulting agreement with Mr. Harrell, dated as of September 2, 2008. Under the consulting agreement, Mr. Harrell agreed to provide account development services to us, substantially consistent with those services provided as our Executive Vice President of Sales, for six months commencing on September 2, 2008, unless terminated earlier. During 2008, we paid Mr. Harrell $104,167 for his consulting services.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets for the certain information concerning each of our executive officers:

Name	Age	Position

Eric D. Belcher	40	Chief Executive Officer, President and Director
Joseph M. Busky	41	Chief Financial Officer and Secretary
Ryan G. Irwin	42	Executive Vice President of Sales
Jonathan M. Shean	35	Senior Vice President, Operations
Jan J. Sevcik	40	Chief Information Officer

Eric D. Belcher, see the section of this proxy statement entitled “PROPOSALS TO BE VOTED ON — Proposal No. 1 — Election of Directors.”

Joseph M. Busky has served as our Chief Financial Officer since July 2008. From November 2006 to November 2007, Mr. Busky served as Corporate Vice President, Chief Accounting Officer at Dade Behring, Inc., a clinical diagnostics company. Upon the purchase of Dade Behring by Siemens Healthcare in November 2007, Mr. Busky assumed the role of Vice President, Corporate Controller for the Siemens Healthcare Diagnostics division. Previously, Mr. Busky served in various roles of increasing responsibility at Dade Behring, including Vice President, Treasurer, Vice President, Corporate Controller and Vice President, Corporate Planning. Before joining Dade Behring in 1997, Mr. Busky worked in the audit function of Price Waterhouse, a global accounting firm, for nine years. Mr. Busky is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting and a Masters in Business Administration degree from Loyola College.

Ryan G. Irwin has served as our Executive Vice President of Sales since September 2008. From September 2002 through August 2008, Mr. Irwin held various positions at Ariba, Inc., a provider of on-demand spend management solutions, and most recently served as its Vice President of North American Enterprise Sales. Mr. Irwin holds a bachelor’s degree from the University of Detroit.

Jonathan M. Shean has served as our Senior Vice President of Operations since October 2007. Prior to joining the Company, Mr. Shean held a senior management position at Domtar Corporation, a global producer of paper. Mr. Shean served in various management roles with increasing responsibilities at Domtar for over 12 years. Mr. Shean holds a Bachelor of Business Administration in Marketing from the University of Notre Dame and a Masters in Business Administration from the University of Michigan Ross School of Business.

Jan J. Sevcik has served as our Chief Information Officer since January 2009. From July 2007 through January 2009, Mr. Sevcik served as the Company’s Senior Vice President of Technology and E-Commerce. In Mr. Sevcik’s role as Chief Information Officer, he oversees the development and administration of patent filings and manages the continued growth and development of our PPM4 technology and related sourcing technology. In August 1999, Mr. Sevcik founded eCorporate Printers, where he was responsible for the development of technology and patents. Mr. Sevcik holds a Bachelor’s of Science Degree in Business from Regents College of the University of New York.

Compensation Discussion and Analysis

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Prior to our initial public offering in August 2006, our Board (and our Board of Managers when we were a limited liability company) oversaw and administered our executive compensation program. The Compensation Committee currently oversees the design and administration of our executive compensation program.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and restricted stock awards, other benefits and perquisites, post-termination severance and acceleration of stock option and restricted stock award vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of life and health insurance benefits, a qualified 401(k) savings plan and include reimbursement for certain medical insurance and automobile payments. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

In General.  The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers,

•	provide our executive officers with both cash and equity incentives to further the interests of us and our stockholders, and

•	provide employees with long-term incentives so we can retain them and provide stability during periods of rapid growth.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options and restricted stock awards. In setting base salaries, the Compensation Committee reviews the individual contributions of the particular executive. The annual incentive compensation award for 2008 is awarded under our Annual Incentive Plan. In addition, stock options and restricted stock awards are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Competitive Market.  We define our competitive market for executive talent and investment capital to be the business and technology services industries. During 2008, we did assess, for comparative purposes, compensation levels and programs of our executives to the practices of certain of our competitors. To date, we have not engaged in the benchmarking of executive compensation but we may choose to do so in the future.

Compensation Process.  Prior to our initial public offering, our Board approved the compensation of our named executive officers, including the terms of their employment agreements. Our Board individually negotiated the employment agreements to retain key management and provide stability during a period of rapid growth. Going forward, for each of our named executive officers, the Compensation Committee will review and approve all elements of compensation taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance provided at the request of the Compensation Committee.

Regulatory Considerations.  We have designed our Annual Incentive Plan so that bonuses paid thereunder may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), to the extent Section 162(m) applies to us. However, we reserve the right to award compensation that is not deductible under Section 162(m). We will consider the size and frequency of any future stock option and restricted stock awards under our long-term equity incentive program based on Company and individual performance and other market factors.

Base Salaries

In General.  We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to our performance risk. We review base salaries for our named executive officers annually in January and increases are based on our performance and individual performance. The salary of our newly appointed principal executive officer is set by our Compensation Committee, but in accordance with his employment agreement, will not be less than $500,000 in 2009. Our Compensation Committee has determined and approved a salary of $500,000 to reflect Mr. Belcher’s new and increased responsibility as Chief Executive Officer and to recognize Mr. Belcher’s contributions to our growth during his past four years of employment with the Company. Based on the other named executive officers’ contributions to our growth, our Compensation Committee also approved increases in the annual base salary rate from 2007 to 2008 and from 2008 to 2009. The table below shows our named executive officers’ base salary increases in the last fiscal year and the most recent increases, which became effective on January 1, 2009 for Mr. Belcher and Mr. Shean and change in base salary for Mr. Zuccarini due to his change in position effective January 1, 2009:

			Percent		Percent
Name and Principal Position	2007	2008	Increase	2009	Increase

Eric D. Belcher(1)	$300,000	$425,000	41.7%	$500,000	17.6%
Chief Executive Officer and President, Former Chief Operating Officer
Steven E. Zuccarini(1)	$450,000	$550,000	22.2%	$125,000	(1)
Vice Chairman of the Board, Former Chief Executive Officer
Joseph M. Busky(2)	$—	$350,000	N/A	$350,000	0.0%
Chief Financial Officer
Nicholas J. Galassi(2)	$250,000	$335,000	34.0%	(2)	N/A
Former Chief Financial Officer
Jonathan M. Shean	$240,000	$240,000	0.0%	$250,000	4.2%
Senior Vice President, Operations
Neil P. Graver(3)	$130,000	135,000	3.9%	$135,000	0.0%
Former Chief Technology Officer
Arthur K. Harrell	$—	250,000	N/A	(4)	N/A
Former Executive Vice President of Sales

(1)	Effective January 1, 2009, Eric D. Belcher replaced Steven E. Zuccarini as Chief Executive Officer of the Company and was appointed to the Board of Directors. Beginning January 1, 2009, Mr. Zuccarini will serve as the Company’s Vice Chairman of the Board through May 31, 2012. In connection with Mr. Zuccarini’s appointment as Vice Chairman, he entered into a restated employment agreement with the Company and will receive a base salary of not less than $125,000 per annum. Prior to appointment to Chief Executive Officer, Mr. Belcher served as the Company’s President and Chief Operating Officer.

(2)	Effective July 16, 2008, Nicholas J. Galassi resigned as Chief Financial Officer and continued with the Company as a non-executive employee through early August 2008. The Company appointed Joseph M. Busky as Mr. Galassi’s replacement effective July 16, 2008.

(3)	Effective January 13, 2009, Neil P. Graver no longer serves as the Company’s Chief Technology Officer and was replaced by Jan J. Sevcik, the Company’s Chief Information Officer.

(4)	Effective September 2, 2008, Arthur K. Harrell resigned as Executive Vice President of Sales. Mr. Harrell continued to provide account development services to the Company as an independent contractor for a period of six months ending February 2009.

Total Compensation Comparison.  For 2008, base salaries accounted for approximately 57% of total compensation for the principal executive officer and 42% on average for our other named executive officers.

Annual Cash Incentives

In General.  We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review annual cash incentive awards for our named executive officers and other executives annually in January or February to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. Annual cash incentive awards for 2008 were administered under our Annual Incentive Plan. Pursuant to the terms of his employment agreement, in addition to any bonus paid under our Annual Incentive Plan, Mr. Zuccarini was to receive an annual targeted bonus of $275,000 beginning for fiscal 2008 if our net income reached targeted levels approved by our Board.

Target Award Opportunities.  The 2008 target opportunities under the Annual Incentive Plan (the “Plan”) were approved by the Compensation Committee of the Board of Directors on January 22, 2008. For the named executive officers, the target bonus award is 50% of base salary for the Chief Executive Officer and 30% of the base salary for the remaining named executives. The maximum bonus awards payable under the Plan are 2x such target amounts. The 2008 bonus targets were decreased from their 2007 levels due to the larger increase in salaries for 2008 compared to 2007 and the issuance of equity awards to certain executives in January 2008. None of the target bonus performance goals were achieved in 2008. Accordingly, Messrs. Zuccarini, Galassi and Graver did not receive annual cash incentive awards for 2008. Messrs. Belcher and Busky also did not receive cash incentive awards for 2008 performance. However, they did receive awards in connection with the execution of their employment agreements, as noted in the table below. The award for Mr. Shean was based solely on the Compensation Committee’s discretion and took into account corporate performance measures, including, but not limited to, revenue targets, EBITDA results and the achievement of certain non-financial goals such as client retention, acquisitions and organic growth.

	Annual Cash Incentive Award Opportunity
		Target		Maximum		Actual
		Performance		Performance		Bonus Earned
		% Salary	$ Amount	% Target	$ Amount	$ Amount

Eric D. Belcher	FY 2008	30%	$127,500	60%	$255,000	$400,000	(1)
Steven E. Zuccarini	FY 2008	50%	$275,000	100%	$550,000	$0
Joseph M. Busky	FY 2008	30%	$105,000	30%	$105,000	$250,000	(2)
Nicholas J. Galassi	FY 2008	30%	$100,500	60%	$201,000	$0
Jonathan M. Shean	FY 2008	33%	$80,000	33%	$80,000	$40,000	(3)
Neil P. Graver	FY 2008	20%	$27,000	40%	$54,000	$0

(1)	In connection with Mr. Belcher’s appointment to Chief Executive Officer, the Company agreed to grant Mr. Belcher a $400,000 long-term cash incentive bonus, payable upon the execution of his employment agreement, or on November 14, 2008, which is repayable on a pro rata basis if Mr. Belcher’s employment terminates under certain circumstances in the next three years.

(2)	In connection with Mr. Busky’s appointment to Chief Financial Officer, the Company agreed to grant Mr. Busky a $250,000 signing bonus, payable upon the execution of his employment agreement, or on July 16, 2008, which is repayable on a pro rata basis if Mr. Busky’s employment terminates under certain circumstances in the next two years.

(3)	The bonus paid to Mr. Shean was based solely on the Compensation Committee’s discretion.

The 2009 target opportunities under the Plan were approved by the Compensation Committee of the Board of Directors on January 22, 2009. For the named executive officers, the target bonus award is 50% of base salary for the Chief Executive Officer, 30% of base salary for the Chief Financial Officer and 32% of base salary for the Senior Vice President of Operations, and the maximum bonus awards payable under the Plan are 2x such target amounts. The 2009 bonus targets (other than with respect to the Chief Executive Officer) were decreased from their 2008 levels due to the issuance of equity awards to certain executives in January 2008.

Individual Performance Goals.  There were no specific individual performance goals for 2008 incentive awards, but the Compensation Committee or the Board could exercise discretion and take into account individual performance in determining awards.

Discretionary Adjustments.  Under the Annual Incentive Plan, the Compensation Committee may make reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

Total Compensation Comparison.  For the last completed fiscal year, the annual bonus (not including any long-term cash incentive bonus) accounted for 0% of total compensation for the principal executive officer and 1%

on average for our other named executive officers. In setting the target bonus amounts, our Board took into consideration that our named executive officers have significant equity interests in us through direct ownership of shares or prior option grants, which already provide them with performance incentives.

Long-term Equity Incentives

In General.  We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability during a period of rapid growth. In addition, we believe that these awards are the best way to align the interests of the executives with those of our shareholders. Typically, we review long-term equity incentives for our named executive officers and other executives annually in January. For the last completed fiscal year, our long-term equity incentive program consisted of grants of stock options and restricted stock awards. For 2008, long-term equity incentive compensation represented the largest component of the total compensation awarded to our named executive officers and accounted for approximately 40% of total compensation for the principal executive officer and 30% on average for our other named executive officers.

In determining the amounts of equity compensation awarded, our Compensation Committee considered a variety of factors including: individual performance, scope of responsibility within the organization and demonstrated leadership competencies and skills.

Stock Options.  For our named executive officers, our stock option program is based on grants that are individually negotiated in connection with employment agreements and other grants to our executives. We have traditionally used stock options as a form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. On May 8, 2006, at our request and to better align the value of his equity award with the long-term interests of our stockholders, Mr. Zuccarini agreed to amend his employment agreement to, among other things, eliminate his right to receive vested options to purchase 600,000 shares at an exercise price of $0.50 per share, which were subject to achievement of certain business and financial performance targets. As part of this amendment, Mr. Zuccarini received a grant of options to purchase 750,000 shares of common stock at an exercise price of $4.92 per share, which was the price paid by SNP Corporation Ltd. pursuant to its purchase of 254,065 of our shares in April 2006. The fair market value of our shares as of May 8, 2006 was later (in June 2006) determined by an independent valuation specialist to be $5.35 per share. All other grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Stock-Based Compensation” in our Annual Report on Form 10-K.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock options have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term

Termination by Us for Reason Other than Cause, Disability or Death	Forfeit Unvested	Earlier of: (1) 1 Year or (2) Remaining Option Period
Termination due to Disability or Death	Forfeit Unvested	Option Period
Termination for Cause	Forfeit Vested and Unvested	Expire
Other Termination	Forfeit Unvested	Earlier of: (1) Remaining Option Period or (2) 30 Days from Date of Termination
Change in Control	Accelerated*	*

*	The Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

The vesting of certain of our named executive officers’ stock options is accelerated pursuant to the terms of their employment agreements in certain termination and/or change in control events. These terms are more fully described in “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control.”

Restricted Stock Awards.  Subject to the terms and conditions of the amended and restated 2006 Stock Incentive Plan, which we refer to as the Plan, our Compensation Committee may, at any time and from time to time, grant restricted stock or restricted stock units to participants in such amounts as it determines. In addition, the Compensation Committee may, at any time and from time to time, allow (or require, as to bonuses) selected employees and directors to defer the payment of any portion of their salary or bonuses or both. A participant’s deferral will be credited to the participant in the form of restricted stock units. Each participant who elects to make a deferral will be credited under the Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.

The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service and/or the achievement of specific performance objectives. Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee and set forth in the applicable award agreement.

Executive Benefits and Perquisites

In General.  We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We do not match employee contributions under our 401(k) plan. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For the last completed fiscal year, we provided the following personal benefits and perquisites to our named executive officers:

Executive Benefit	Description

Reimbursed Car Payments	Certain executives are reimbursed for their automobile lease payments.
Reimbursed Medical Insurance Premiums	We reimburse certain executives for their medical insurance premium payments.

Total Compensation Comparison.  For 2008, personal benefits and perquisites accounted for approximately 2% of total compensation for the principal executive officer and 6% on average for our other named executive officers.

Change in Control and Severance Benefits

In General.  We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to one year for Mr. Belcher (at a rate of $41,667 per month) and one year for Messrs. Busky and Shean (at a rate equal to their then current base salary), there is no severance increase with a change in control and there are no “single trigger” benefits upon a change in control other than the vesting of Mr. Belcher, Mr. Zuccarini and Mr. Busky’s option awards.

Executive Compensation

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers during 2006, 2007 and 2008.

SUMMARY COMPENSATION TABLE

					Option	All Other	Total
		Salary	Bonus		Awards(1)	Compensation(2)	Compensation
Name and Principal Position	Year	($)	($)		($)	($)	($)

Eric D. Belcher(3)	2008	425,000	400,000	(4)	496,566	25,540	1,347,106
Chief Executive Officer and	2007	300,000	90,000		5,202	29,588	424,790
President, Former Chief	2006	219,097	120,500		5,202	23,633	368,432
Operating Officer
Steven E. Zuccarini(3)	2008	550,000	—		386,250	23,052	959,302
Vice Chairman of the Board,	2007	450,000	—		386,250	17,475	853,725
Former Chief Executive	2006	300,000	—		249,194	9,600	558,794
Officer and President
Joseph M. Busky(5)	2008	160,417	250,000	(6)	162,289	11,570	584,276
Chief Financial Officer
Nicholas J. Galassi(5)	2008	213,949	—		109,140	15,427	338,516
Former Chief Financial	2007	250,000	80,000		3,600	24,660	358,260
Officer	2006	190,720	25,000		7,550	22,249	245,519
Jonathan M. Shean	2008	240,000	40,000	(7)	138,000	20,740	438,740
Senior Vice President, Operations
Neil P. Graver(8)	2008	135,000	—		21,360	13,540	169,990
Former Chief Technology Officer	2007	129,000	—		32,040	9,000	170,040
	2006	96,695	7,500		26,700	4,050	134,945
Arthur K. Harrell(9)	2008	170,843	—		33,698	119,122	323,663
Former Executive Vice President of Sales

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006, 2007 and 2008, except that, with respect to Mr. Galassi, the amount reported in this column is $2,750 higher in 2006 than the amount reported in our financial statements. The additional expense shown in the 2006 summary compensation table results from requirements of the Securities and Exchange Commission to report option grants made prior to 2006 using the modified prospective transition method pursuant to FAS 123(R), whereas we use the prospective transition method pursuant to FAS 123(R). The assumptions used by us with respect to the valuation of option grants are set forth in “InnerWorkings, Inc. Condensed Consolidated Financial Statements — Notes to Financial Statements —

Note 2 — Summary of Significant Accounting Policies — Stock-Based Compensation” in our Annual Report on Form 10-K. The individual awards reflected in the summary compensation table are summarized below:

				Amount	Amount	Amount
				Recognized in	Recognized in	Recognized in
				Financial	Financial	Financial
	Grant	Number of		Statements	Statements	Statements
	Date	Shares		2006 ($)	2007 ($)	2008 ($)

Eric D. Belcher	9/14/2005	120,000		5,202	5,202	2,551
Eric D. Belcher	1/22/2008	230,669		—	—	460,582
Eric D. Belcher	11/14/2008	575,000		—	—	33,433
Steven E. Zuccarini	5/8/2006	750,000		249,194	386,250	386,250
Joseph M. Busky	7/16/2008	215,887		—	—	162,289
Nicholas J. Galassi	10/1/2005	80,000		4,800	3,600	—
Nicholas J. Galassi	1/22/2008	55,710	(A)	—	—	109,140
Jonathan M. Shean	11/26/2007	50,000		—	13,033	138,000
Neil P. Graver	3/1/2006	30,000		26,700	32,040	21,360
Arthur K. Harrell	1/2/2008	9,260	(B)	—	—	10,603
Arthur K. Harrell	1/22/2008	10,446	(B)	—	—	23,095

(A)	Shares were forfeited by Mr. Galassi upon resignation on August 8, 2008. Expense was recognized on these grants through August 8, 2008.

(B)	Shares were forfeited by Mr. Harrell upon resignation on September 2, 2008. Expense was recognized on these grants through September 2, 2008.

(2)	Consists of reimbursed car payments and medical insurance premiums for Messrs. Zuccarini, Belcher and Shean, reimbursed car payments, reimbursed medical insurance premiums, and amounts paid under a consulting agreement for Mr. Harrell, reimbursed car payments, reimbursed medical insurance premiums and health club dues for Mr. Galassi and reimbursed medical insurance premiums for Mr. Graver.

(3)	Mr. Belcher replaced Mr. Zuccarini as Chief Executive Officer of the Company and was appointed to the Board of Directors effective January 1, 2009.

(4)	In connection with Mr. Belcher’s appointment to Chief Executive Officer, the Company agreed to grant Mr. Belcher a $400,000 long-term cash incentive bonus, payable upon the execution of the agreement, or on November 14, 2008, which is repayable on a pro rata basis if Mr. Belcher’s employment terminates under certain circumstances in the next three years.

(5)	Mr. Busky replaced Mr. Galassi as Chief Financial Officer effective July 16, 2008.

(6)	In connection with Mr. Busky’s appointment to Chief Financial Officer, the Company agreed to grant Mr. Busky a $250,000 signing bonus, payable upon the execution of the agreement, or on July 16, 2008, which is repayable on a pro rata basis if Mr. Busky’s employment terminates under certain circumstances in the next two years.

(7)	Amount reflects a bonus earned pursuant to the Compensation Committee’s assessment of corporate performance measures, including, but not limited to revenue targets, EBITDA results and the achievement of certain non-financial goals such as client retention, acquisitions and organic growth.

(8)	Effective January 13, 2009, Mr. Graver no longer serves as the Company’s Chief Technology Officer and was replaced by Jan J. Sevcik, the Company’s Chief Information Officer.

(9)	Mr. Harrell resigned as Executive Vice President of Sales effective September 2, 2008.

For a description of the material terms of employment agreements with our named executive officers, see “— Employment Agreements.”

2008 GRANTS OF PLAN-BASED AWARDS(1)

The following table summarizes our awards made to our named executive officers under any plan during the fiscal year ended December 31, 2008:

		All Other		All Other		Exercise
		Stock Awards:		Option Awards:		or Base	Grant Date Fair
		Number of		Number of		Price of	Value of Stock
		Shares of		Securities		Option	and
	Grant	Stock or		Underlying		Awards	Option
Name	Date(2)	Units (#)		Options (#)		($/Sh)(6)	Awards(4)

Eric D. Belcher	1/22/2008	69,638		—		14.36	1,000,000
	1/22/2008	—		161,031		14.36	958,132
	11/14/2008	—		575,000		6.00	1,308,241
Joseph M. Busky	7/16/2008	63,796		—		12.54	708,236
	7/16/2008	—		152,091		12.54	712,272
Nicholas J. Galassi	1/22/2008	55,710	(3)	—		14.36	800,000
	1/22/2008	—		128,824	(3)	14.36	766,506
Arthur K. Harrell	1/2/2008	10,446	(5)	—		14.36	150,000
Arthur K. Harrell	1/22/2008	—		9,260	(5)	16.20	63,338

(1)	Each award was granted under the Amended and Restated InnerWorkings, Inc. 2006 Stock Incentive Plan.

(2)	Compensation Committee approved award on grant date.

(3)	Award was forfeited by Mr. Galassi upon resignation on August 8, 2008.

(4)	Valuation assumptions are found under “InnerWorkings, Inc. Condensed Consolidated Financial Statements — Notes to Financial Statements — Note 2 — Summary of Significant Accounting Policies — Stock-Based Compensation” in our Annual Report on Form 10-K.

(5)	Award was forfeited by Mr. Harrell upon resignation on September 2, 2008.

(6)	All InnerWorkings, Inc. stock option grants have an exercise price equal to the closing stock price at date of option grant.

Employee Benefits Plans

2004 Unit Option Plan

Effective January 1, 2004, we adopted the InnerWorkings, LLC 2004 Unit Option Plan. The principal purpose of the Unit Option Plan has been to attract, retain and reward selected employees, consultants and directors through the granting of non-qualified stock options.

Upon adoption in 2006 of our Stock Incentive Plan, the Unit Option Plan was merged into the Stock Incentive Plan and ceased to separately exist. Except with respect to rights that may be protected under prior award agreements, outstanding awards under the Unit Option Plan are now subject to the Stock Incentive Plan. No additional awards may be made under the Unit Option Plan on or after the effective date of the Stock Incentive Plan.

2006 Stock Incentive Plan

We adopted the InnerWorkings, Inc. 2006 Stock Incentive Plan, which replaced our Unit Option Plan. The principal purpose of the Stock Incentive Plan is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Stock Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards. On April 30, 2008, our Compensation Committee approved the amendment and restatement of this Plan and was approved by stockholders on June 19, 2008. The amendment and restatement of the Plan (i) increased the maximum number of shares of common stock that may be issued under the Plan by 1,000,000, from 1,000,000 (plus any shares that are subject to grant under our prior unit option plans) to 2,000,000 (plus any shares that are subject to grant under our prior unit option plans) and (ii) reiterated the performance goals used in granting performance-based awards under the Plan to be approved by stockholders for purposes of Section 162(m) of the

Internal Revenue Code of 1986. Further, on April 30, 2009, our Compensation Committee approved the further amendment and restatement of the Plan, subject to stockholder approval, which amendment and restatement increases the maximum number of shares of common stock that may be issued under the Plan by 1,250,000 from 2,000,000 (plus any shares that are subject to grant under our prior unit option plans) to 3,250,000 (plus any shares that are subject to grant under our prior unit option plans).

Annual Incentive Plan

We adopted the InnerWorkings Annual Incentive Plan (the Annual Incentive Plan) that rewards employees for meeting and exceeding annual performance goals established by the Compensation Committee based on one or more criteria set forth in the Annual Incentive Plan.

Eligibility to participate in the Annual Incentive Plan is limited to substantially all regular full-time and part-time employees. Temporary employees, any independent contractors, and certain other specified classifications are not eligible to participate in the Annual Incentive Plan.

Employees are eligible to receive bonuses based on meeting operational and financial goals that may be stated (a) as goals of the company, a subsidiary, or a portion thereof, (b) on an absolute basis and/or relative to other companies, or (c) separately for one or more participants or business units. The objective performance goals for the Annual Incentive Plan are established by our Compensation Committee at the beginning of the year. Bonus payouts are determined within a reasonable time after the end of the performance period.

Our Compensation Committee administers the Annual Incentive Plan and has the authority to construe, interpret and implement the Annual Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Annual Incentive Plan. The determination of the Compensation Committee on all matters relating to the Annual Incentive Plan or any award agreement will be final, binding and conclusive. The Annual Incentive Plan may be amended or terminated by the Compensation Committee or our Board. However, the Annual Incentive Plan may not be amended without the prior approval of our stockholders, if such approval is necessary to qualify bonuses as performance-based compensation under Section 162(m) of the Code.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2008.

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying	Option		Units of	Units of
	Unexercised	Unexercised	Exercise	Option	Stock That	Stock That
	Options (#)	Options (#)	Price	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date	Vested (#)	Vested ($)(6)

Eric D. Belcher	103,725	—	1.00	7/20/2015	69,638 (1)	342,093
	80,000	—	0.65	9/14/2015
	100,000	—	1.00	10/1/2015
	—	161,031 (1)	14.36	1/22/2018
	—	575,000 (2)	6.00	11/14/2018
Steven E. Zuccarini	1,091,115	—	0.50	11/5/2014
	250,000	500,000 (3)	4.92	5/8/2016
Joseph M. Busky	—	152,091 (4)	12.54	7/16/2018	63,796 (4)	417,864
Nicholas J. Galassi	52,500	—	0.50	8/8/2009
	67,000	—	0.65	8/8/2009
Jonathan M. Shean	—	—	—	—	37,500 (5)	245,625
Neil P. Graver	27,883	—	4.92	3/1/2016	—	—

(1)	These awards vest in four equal annual installments beginning on January 2, 2009.

(2)	These options vest in five equal annual installments beginning on November 14, 2009.

(3)	These options vest in four equal annual installments beginning on May 8, 2009.

(4)	These awards vest in four equal annual installments beginning on July 16, 2009.

(5)	These awards vest in four equal annual installments beginning on November 26, 2009.

(6)	The market value of unvested stock awards have been valued by multiplying the number of shares or units of stock that have not vested by $6.55, InnerWorkings, Inc. closing stock price on December 31, 2008, the last trading day of the 2008 fiscal year.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the number of shares acquired and the value realized by the named executive officers upon the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2008:

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on	Value Realized on		Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)		Vesting (#)	Vesting ($)

Eric D. Belcher	—	—		—	—
Steven E. Zuccarini	—	—		—	—
Jospeh M. Busky	—	—		—	—
Nicholas J. Galassi	85,500	679,395	(1)	—	—
Jonathan M. Shean	—	—		12,500	71,750	(2)

(1)	Value based on aggregate difference between the closing market price on the date of exercise and the exercise price.

(2)	Value based on the closing market price on the date of vesting.

2008 PENSION BENEFITS

We do not sponsor any qualified or non-qualified defined benefit plans.

2008 NONQUALIFIED DEFERRED COMPENSATION

We do not maintain any non-qualified deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. We sponsor a tax-qualified defined contribution 401(k) plan in which Messrs. Belcher, Zuccarini and Graver participate.

Employment Agreements

Employment Agreement with Eric D. Belcher

We entered into an amended and restated employment agreement with Eric D. Belcher, our Chief Executive Officer, effective January 1, 2009. This agreement was executed on November 14, 2008 in connection with Mr. Belcher’s appointment to Chief Executive Officer, effective January 1, 2009. The employment agreement provides that the amount of Mr. Belcher’s base salary will be determined annually by our Board, but will not be less than $500,000 per annum. Additionally, Mr. Belcher will receive a target annual bonus of 50% of his base salary if the Company meets its annual targets, with a maximum eligibility not to exceed 200% of his bonus target.

Upon execution of the Amended and Restated Employment Agreement dated November 17, 2008, Mr. Belcher was granted a long term cash incentive bonus of $400,000 which is repayable on a pro rata basis if Mr. Belcher’s employment terminates under certain circumstances within three years of the effective date of the agreement.

In connection with the execution of his employment agreement in June 2005, Mr. Belcher received options to purchase 105,000 shares of common stock at an exercise price of $1.00 per share. These options vested upon the completion of our initial public offering. As of December 31, 2008, 103,725 of these options remained outstanding.

In connection with his amended June 2005 employment agreement, Mr. Belcher was granted options to purchase 120,000 and 100,000 shares of common stock in September 2005 and October 2005, respectively. These grants have exercise prices of $0.65 and $1.00, respectively, which was the fair market value of our stock at the time of the grant, based on an independent valuation specialist. As of December 31, 2008, these option grants are fully vested with 80,000 and 100,000 shares remaining unexercised, respectively.

In January 2008, Mr. Belcher’s employment agreement was amended and he was granted 69,638 shares of restricted stock that will vest ratably over four years. The restricted shares were valued at $14.36 per share which was the closing stock price at the date of the stock grant. Vesting of these shares will accelerate in the event of a change in control (as defined in the agreement).

In November 2008, in connection with Mr. Belcher’s appointment to Chief Executive Officer, effective January 1, 2009, Mr. Belcher was granted an option to purchase 575,000 shares of common stock at an exercise price of $6.00 per share, which will vest ratably over five years. Vesting of these options will accelerate in the event of a change in control (as defined in the agreement).

Mr. Belcher’s employment may be terminated, with or without cause, by our Board. If we terminate Mr. Belcher’s employment for cause (as defined in his employment agreement) or on account of death or disability or if Mr. Belcher terminates his employment for any reason other than a good reason (as defined in his employment agreement), Mr. Belcher is entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Belcher’s employment for any reason other than for cause, death or disability, or if Mr. Belcher terminates his employment for good reason, we will provide the following severance benefits:

•	continued payment of base salary at his rate then in effect for twelve months following termination,

•	immediate vesting of (A) all restricted stock granted on or about January 22, 2008, as if Mr. Belcher had continued for a period of twenty-four months following the termination, (B) all stock options granted on or about January 22, 2008, as if Mr. Belcher’s employment had continued for a period of twenty-four months following the termination, and (C) 575,000 options granted in 2008, as if Mr. Belcher had continued for a period of twenty-four months following the termination, and

•	any outstanding accrued obligations.

Mr. Belcher’s employment agreement expires December 31, 2013.

Employment Agreement with Steven E. Zuccarini

We entered into an employment agreement with Steven E. Zuccarini, our former Chief Executive Officer, in November 2004 and amended the agreement in May 2006 and November 2008. Mr. Zuccarini’s November 2008 Amended and Restated Employment Agreement provided for Mr. Zuccarini’s continued employment as Chief Executive Officer through December 31, 2008 and appointed Mr. Zuccarini as Vice Chairman of the Board effective January 1, 2009 through May 31, 2012, unless terminated earlier. Mr. Zuccarini will receive a base salary of not less than $125,000 per year under the amended agreement.

In connection with the execution of his employment agreement in November 2004, Mr. Zuccarini received options to purchase 1,500,000 shares of common stock at an exercise price of $0.50 per share. These options vested upon the completion of our initial public offering. As of December 31, 2008, 1,091,115 of these options remained outstanding.

In connection with his November 2004 employment agreement, Mr. Zuccarini also became entitled to receive fully vested options to purchase 600,000 shares of common stock at an exercise price of $0.50 per share, subject to the achievement of certain business and financial performance targets. In May 2006, at our request and to better align the value of this equity award with the long-term interests of the stockholders, Mr. Zuccarini agreed to amend his employment agreement to eliminate his rights to these options. As part of this amendment, Mr. Zuccarini received a grant of options to purchase 750,000 shares of common stock at an exercise price of $4.92 per share, which was the price per share paid by SNP Corporation Ltd. pursuant to its purchase of 254,065 of our shares in April 2006. These options vest ratably over six years at a rate of 125,000 shares per year. Vesting of these options will accelerate in the event of a change of control (as defined in the agreement).

Under Mr. Zuccarini’s amended employment agreements, he may be terminated, with or without cause, by a majority vote of our Board. If Mr. Zuccarini’s employment is terminated by us for cause (as defined in the agreement), on account of death or disability or if Mr. Zuccarini terminates his own employment for any reason other than for good reason (as defined in the agreement), Mr. Zuccarini is entitled to no further compensation or benefits other than those earned through the date of termination. If Mr. Zuccarini’s employment is terminated by us for any reason other than for cause, death or disability, or if Mr. Zuccarini terminates his own employment for good reason, we will provide the following severance benefits: (i) immediate vesting of all equity awards for an additional twenty-four (24) months following the termination and (ii) continuation of employee benefits for twelve (12) months for Mr. Zuccarini and his dependents.

Employment Agreements with Other Executive Officers

In addition to the employment agreements with Mr. Belcher and Mr. Zuccarini, we have entered into employment agreements with Joseph M. Busky and Jonathan M. Shean. The employment agreements generally provide for a base salary and eligibility to receive an annual performance bonus. The actual amount of the annual bonus is discretionary and determined based upon the executive’s performance, our performance and certain performance targets approved by our Board (and by the Compensation Committee under our Annual Incentive Plan). The agreements also grant options to purchase shares of common stock and contain customary non-competition and non-solicitation provisions.

Under each of the agreements, the executive’s employment may be terminated, with or without cause, by the executive, the Chief Executive Officer or our Board. If the executive’s employment is terminated by us for cause (as defined in the agreements), on account of death or disability or if the executive terminates his own employment for any reason other than for good reason (as defined in the agreements), the executive is entitled to no further compensation or benefits other than those earned through the date of termination. If the executive’s employment is terminated by us for any reason other than for cause, death or disability, or if the executive terminates his own employment for good reason, we will provide the following severance benefits: (i) continued payment of base salary for 12 months following termination to Messrs. Busky and Shean and (ii) immediate vesting of all equity awards granted on the effective date of the employment agreement for an additional twenty-four (24) months following the termination to Mr. Busky.

If, during the three months prior to the public announcement of a proposed change of control (as defined in the agreements), or at any time following a change of control, the executive’s employment is terminated by us for any reason other than cause, or terminated by the executive for good reason, Mr. Busky is entitled to full vesting of all equity awards granted on the effective date of the employment agreement. The employment agreements with Messrs. Busky and Shean expire in January 2012 and September 2010, respectively.

The employment agreement with Arthur K. Harrell was terminated on September 2, 2008, in connection with Mr. Harrell’s resignation as the Company’s Executive Vice President of Sales. Mr. Harrell entered into a consulting agreement with the Company, dated as of September 2, 2008. Under the consulting agreement, Mr. Harrell agreed to provide account development services to the Company for six months commencing on September 2, 2008, unless terminated earlier. The Company will pay Mr. Harrell $125,000 for the term of the consulting agreement for his consulting services. In return, Mr. Harrell has agreed to provide part-time services to the Company substantially consistent with those he performed as its Executive Vice President of Sales.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2008, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Cash Severance

Eric D. Belcher	$35,417 per month for 12 months
Steven E. Zuccarini	$50,000 per month for 24 months
Joseph M. Busky	$29,167 per month for 12 months
Jonathan M. Shean	$20,833 per month for 12 months
Neil P. Graver	None

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2008, the following individuals would be entitled to accelerated vesting of their outstanding stock options described in the table below:

	Value of Equity Awards: Termination	Value of Equity Awards: In Connection
	Without Cause or for Good Reason(1)	With a Change in Control(1)

Eric D. Belcher(2)	Additional vesting that would have otherwise occurred if employed during 24 months after termination. 345,335 options with value of $354,564.	Upon termination, immediate vesting of all unvested options and restricted stock awards. 748,001 options with value of $658,343.
Steven E. Zuccarini(3)	Additional vesting that would have otherwise occurred if employed during 24 months after termination. 250,000 options with value of $407,500.	Upon termination, immediate vesting of all unvested options and stock awards. 500,000 options with value of $815,000.
Joseph M. Busky	Upon termination, immediate vesting of all restricted stock awards and additional vesting that would have otherwise occurred if employed during 24 months after termination for option awards. 63,796 restricted stock awards with a value of $417,864 and 76,046 options with zero value.	Upon termination, immediate vesting of all unvested options. 215,887 options with value of $417,864.
Jonathan M. Shean	None	None
Neil P. Graver	None	None

(1)	Option award values are based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on December 31, 2008. Stock award values are based on the closing sale price of our common stock on December 31, 2008. Our closing stock price on December 31, 2008 was $6.55 per share.

(2)	Beginning January 1, 2009, all of Mr. Belcher’s equity awards will (i) immediately vest for an additional twenty-four (24) months following a termination of employment without cause or for good reason, and (ii) vest in their entirety upon a termination of employment without cause or for good reason in connection with a change in control.

(3)	Beginning January 1, 2009, all of Mr. Zuccarini’s equity awards will (i) immediately vest for an additional twenty-four (24) months following a termination of employment without cause or for good reason.

In connection with a termination without cause or a termination for good reason, no payments are due unless the executive executes a general release and waiver of claims against us. During the executive’s employment and for a period of two (2) years following a termination for any reason (including a termination without cause or for good reason or a termination in connection with a change in control), the executive generally cannot, anywhere in the specified geographic region, directly or indirectly:

(i) perform services for, have any ownership interest in, or participate in the financing, operation, management or control of, any firm, partnership, corporation, or business that engages or participates in a competing business purpose;

(ii) induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of ours to cease doing business with us, or in any way interfere with the such relationships or solicit the business of any customer or potential customer of ours; or

(iii) solicit, encourage, hire, or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or independent contractor of ours to terminate his or her employment or relationship with us.

2008 DIRECTOR COMPENSATION

The following table summarizes compensation that our directors earned during 2008 for services as members of our Board.

Fees Earned or
	Paid in	Options	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)

John R. Walter	—	206,004	—	206,004
Peter J. Barris	—	—	—	—
Sharyar Baradaran	—	—	—	—
Jack M. Greenberg	—	—	—	—
Eric P. Lefkofsky	—	—	—	—
Linda S. Wolf	—	111,125	—	111,125
Charles K. Bobrinskoy	—	13,961	—	13,961

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2008. The assumptions we used with respect to the valuation of option grants are set forth in “InnerWorkings, Inc. Condensed Consolidated Financial Statements — Notes to Financial Statements — Note 2 — Summary of Significant Accounting Policies — Stock-Based Compensation” in our Annual Report on Form 10-K. The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2008 are as follows:

			Exercise	Expiration
Name	Vested	Unvested	Price	Date

Jack M. Greenberg	100,000	—	$0.65	10/1/2015
John R. Walter	1,200,000	—	$0.50	6/1/2014
John R. Walter	133,333	266,667	$4.92	5/8/2016
Linda S. Wolf	25,000	25,000	$16.41	11/15/2016
Charles K. Bobrinskoy	—	50,000	$11.86	9/2/2018

Mr. Walter’s options to purchase 400,000 shares are exercisable in 16.67% annual installments beginning May 8, 2008. Ms. Wolf’s options are exercisable in 25% annual installments beginning November 15, 2008. Mr. Bobrinskoy’s options to purchase 50,000 shares are exercisable in 20% annual installments beginning September 2, 2008. Mr. Barris, Mr. Baradaran and Mr. Lefkofsky have not received any stock options.

Summary of Director Compensation

For 2008, we did not provide cash compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. However, our directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Under our Stock Incentive Plan, directors are eligible to receive stock option grants at the discretion of the Compensation Committee or other administrator of the plan.

In March 2004, we entered into an agreement with Mr. Walter in connection with his election as Chairman of the Board. Under this agreement, Mr. Walter:

•	purchased 100,000 shares of common stock at a price of $0.80 per share in March 2004,

•	purchased 200,000 shares of common stock at a price of $0.80 per share in May 2005, and

•	received options to purchase an additional 1,200,000 shares of common stock at an exercise price of $0.50 per share in March 2004. All of these options are vested.

In connection with the March 2004 agreement, Mr. Walter also became entitled to receive fully vested options to purchase 300,000 shares of common stock at an exercise price of $0.50 per share, subject to the achievement of certain business and financial performance targets. In May 2006, at our request and to better align the value of this equity award with the long-term interests of the stockholders, Mr. Walter agreed to eliminate his rights to these options in exchange for the grant of options to purchase 400,000 shares of common stock at an exercise price of $4.92 per share, which was the price per share paid by SNP in April 2006. These options will vest ratably over six years at a rate of 66,666 per year. Vesting of these options will accelerate in the event of a change of control (as defined in Mr. Walter’s agreement).

In October 2005, we entered into a compensation agreement with Mr. Greenberg in connection with his election to the Board. Pursuant to this agreement, we granted Mr. Greenberg options to purchase 100,000 shares of common stock at an exercise price of $0.65 per share. These options vested in two equal installments on June 30, 2006 and 2007.

Upon her appointment to the Board on November 15, 2006, Ms. Wolf was granted options to purchase 50,000 shares of our common stock at an exercise price of $16.41 per share. These options have a term of ten years and vest in four equal annual installments beginning on November 15, 2007. Vesting of these options will accelerate in the event of a change of control (as defined in Ms. Wolf’s agreement).

In connection with Mr. Bobrinskoy’s appointment to the Board on September 2, 2008, we granted Mr. Bobrinskoy options to purchase 50,000 shares of common stock at an exercise price of $11.86 per share. These options have a term of ten years and vest in five equal annual installments beginning on September 2, 2009.

Beginning in 2009, non-employee directors will receive a cash annual retainer fee of $50,000 per year. All retainer fees will be payable quarterly in advance. Non-employee directors also will receive an annual grant of restricted stock of the Company valued at $25,000 and an annual grant of options to purchase shares of the Company’s common stock valued at $25,000. Directors will continue to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934 (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors,

Jack M. Greenberg (Chairman)
Linda S. Wolf
John R. Walter
Peter J. Barris
Sharyar Baradaran
Eric P. Lefkofsky
Charles K. Bobrinskoy

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four non-employee directors, including, Charles K. Bobrinskoy, John R. Walter, Peter J. Barris and Sharyar Baradaran, each of whom the Board of Directors has determined to be independent directors as defined in the rules of the Nasdaq Global Market. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. The Board approved charter is available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During fiscal 2008, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chairman and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by the statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

Charles K. Bobrinskoy (Chairman)
John R. Walter
Peter J. Barris
Sharyar Baradaran

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL
REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2008 and 2007, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 31,
Fees	2008	2007

Audit Fees(1)	$515,500	$488,910
Audit-Related Fees(2)	36,000	119,000
Tax Fees	—	—
All Other Fees	—	—
Total	$551,500	$607,910

(1)	Audit Fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2008 were approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2010 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2010 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8- Shareholder Proposals) and received by the Secretary of the Company on or before January 8, 2010. Stockholder proposals to be presented at the 2010 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than March 20, 2010 and no later than April 19, 2010, in accordance with the procedures in the Company’s by-laws.

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing addressed to: BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900. We will promptly deliver a separate copy of our proxy statement or annual report to you upon written or oral request to: Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, or by telephone at 1-888-201-8188.

Appendix A

INNERWORKINGS, INC.
2006 STOCK INCENTIVE PLAN
(as amended and restated effective June 18, 2009)

INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN

A-i

INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN

Article 1.  Establishment, Objectives and Duration

1.1 Establishment of the Plan.  InnerWorkings, Inc., a Delaware corporation, hereby establishes this InnerWorkings, Inc. 2006 Stock Incentive Plan (the “Plan”) as set forth herein. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.

The Plan became effective on July 31, 2006 and will remain in effect as provided in Section 1.3 hereof. The Plan was amended and restated effective June 19, 2008. The Plan was further amended and restated effective June 18, 2009, subject to approval by the Company’s stockholders at the 2009 annual meeting.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

1.3 Duration of the Plan.  The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

1.4 Plan Merger.  The Company’s 2004 Unit Option Plan shall be merged into this Plan as of the Effective Date. Except with respect to rights that may be protected under prior award agreements, stock options or unit options awarded and equity interests authorized for awards under the Prior Plan shall be governed by, and available under, the terms of this Plan.

Article 2.  Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, “Cause” shall mean the Participant’s:

(a) willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b) commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c) commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.

An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.

“Change in Control” means the occurrence of any one or more of the following:

(a) An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) by any Incumbent Stockholders (as defined below);

(b) Any person or persons acting as a group (in each case, other than any Incumbent Stockholders) acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty (50%) of the total fair market value or voting power of the Company’s then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company’s then outstanding stock will be treated as a Change in Control;

(c) Individuals who constitute the Board immediately after the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that: (i) any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; and (ii) a Change in Control shall not be deemed to have occurred pursuant to this paragraph (c) if, after the Board is reconstituted, the Incumbent Stockholders beneficially own stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock; or

(d) Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the

Company’s stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity’s total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

For purposes of this definition of Change in Control, the term “Incumbent Stockholders” shall include each and every one of the following: Incorp, LLC; Richard A. Heise, Jr.; Old Willow Partners, LLC; Heise Family 2005 Grantor Retained Annuity Trust; InnerWorkings Series C Investment Partners, LLC; Orange Media, LLC; Baradaran Revocable Trust; Sam Nazarian; Shula Nazarian Torbati; David and Angella Nazarian Family Trust; Anthony R. Bobulinski; Printworks, LLC; Printworks Series E, LLC; Younes & Soraya Nazarian Revocable Trust; Younes Nazarian 2006 Annuity Trust — Printworks; Soraya T. Nazarian 2006 Annuity Trust — Printworks; New Enterprise Associates 11, Limited Partnership; NEA Ventures 2005, Limited Partnership; or any of their respective Affiliates or successors. In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are “independent directors” within the meaning of the NASDAQ marketplace rules, and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

“Company” means InnerWorkings, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

“Director” means any individual who is a member of the Board of Directors.

“Disability” shall mean

(a) A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b) If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c) When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d) Such other condition as may be determined by the Committee to constitute “disability” under Section 409A.

“Effective Date” means July 31, 2006.

“Employee” means any person employed by the Company or an Affiliate in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” of a Share on any given date shall be determined by the Committee as follows:

(a) If the Share is listed for trading on the National Association of Securities Dealers, Inc. (NASDAQ) National Market System or one or more national securities exchanges, the last reported sales price on the NASDAQ or such exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such exchange on such date, the last reported sales price on the NASDAQ or such exchange on the first day prior thereto on which such Share was so traded;

(b) If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

(c) Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Initial Public Offering” or “IPO” means an initial public offering of the Company’s Shares pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

“Nonstatutory Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

“Participant” means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

“Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

“Performance Share” means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant’s attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

“Personal Leave” means a leave of absence as described in Section 5.3.

“Plan” means the InnerWorkings, Inc. 2006 Stock Incentive Plan, as set forth in this document, and as amended from time to time.

“Prior Plan” means the Company’s 2004 Unit Option Plan. The Prior Plan shall be merged into this Plan as of the Effective Date and stock or unit options awarded and equity interests authorized for award under the Prior Plan shall be governed by, and available under, the terms of this Plan.

“Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria, specified in the Award Agreement.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Section 409A” means Code Section 409A and any applicable regulations or interpretive authority thereunder.

“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.

“Shares” means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.

“Stock Appreciation Right” or “SAR” means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.

“Stock Award” means an Award of Shares pursuant to the terms of Article 10.

“Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Code Section 424(f).

“Vested” means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as “Vest,” “Vesting,” and “Unvested” shall be interpreted accordingly.

Article 3.  Administration

3.1 The Committee.  The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the “independent director” requirements of the NASDAQ marketplace rules, and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions.

3.2 Authority of the Committee.  Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.

The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted

Stock Units, and Stock Appreciation Rights. Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

3.3 Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

3.4 Change in Control.  In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.

Article 4.  Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 3,000,000. The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 1,000,000. Except during any private-to-public transition period during which Section 162(m) does not apply (such as that described in Treas. Reg. § 1.162-27(f)), the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 1,000,000 (on an aggregate basis); the foregoing limit will apply whether the Awards are paid in Shares or in cash. All limits described in this Section 4.1(a) are subject to adjustment as provided in Section 4.3.

(b) The Prior Plan shall be merged into and continued in the form of this Plan as of the Effective Date. Awards made and Shares awarded under the Prior Plan prior to the Effective Date, which remain outstanding on the Effective Date, plus any Shares available for grant under the Prior Plan (including Shares subject to prior awards that expire unexercised or that are forfeited, terminated or canceled and Shares that are surrendered or withheld from any award under such Prior Plan to satisfy a participant’s tax withholding) shall be governed by and available under the terms of this Plan, but shall not count against the number of Shares authorized under Section 4.1(a) above. No additional awards will be made under the Prior Plan on or after the Effective Date.

4.2 Lapsed Awards.  Any Shares (a) subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant; or (b) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan will thereafter be deemed to be available for Award.

4.3 Adjustments in Authorized Shares.

(a) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5.  Eligibility and Participation

5.1 Eligibility.  An Employee shall be deemed eligible for participation upon such Employee’s first day of employment. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.

5.3 Personal Leave Status.

(a) Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence as “Personal Leave.” No Options shall be granted to a Participant during Personal Leave. A Participant’s Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant’s Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b) The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

Article 6.  Options

6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2 Award Agreement.  Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3 Exercise Price.  The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of Incentive Stock Options shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.

6.4 Duration of Options.  Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

6.5 Dividend Equivalents.  The Committee may, but will not be required to, provide under an agreement for payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options prior to the date of exercise. Such dividend equivalent agreement shall be separate and apart from the Award Agreement and shall be designed to comply separately with Section 409A.

6.6 Exercise of Options.  Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

6.7 Payment.  The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).

6.8 Special Provisions for ISOs.  Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

(a) The Committee may award Incentive Stock Options only to Employees.

(b) An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c) If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d) No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company’s stockholders approved the Plan, whichever is earlier.

(e) An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant’s termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant’s termination of Service for death or Disability.

(f) An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

6.9 Restrictions on Share Transferability.

The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.10 Termination of Service.  Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a) In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(b) In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

(c) In the event of termination of a Participant’s Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

(d) In the event of a Participant’s termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant’s Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

Article 7.  Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

The grant price for any SAR shall be determined by the Committee, but the grant price for any SAR intended to be exempt from Section 409A shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted. If the Committee determines that an SAR shall have a grant price that at any time can be less than the Fair Market Value on the date of grant, such SAR shall be subject to Section 409A and the provisions of Article 13 of the Plan.

7.2 Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3 Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.

7.4 Term of SAR.  The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

7.5 Payment of SAR Amount.  Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.

7.6 Termination of Service.  Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 8.  Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

8.2 Deferral of Compensation into Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant’s deferral under this section will be credited to the Participant in the form of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.

If a Participant’s compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.

8.3 Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.4 Other Restrictions.  Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

8.5 Payment of Awards.  Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.

8.6 Voting Rights.  During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.7 Dividends and Other Distributions.  During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2 1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.

An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Distribution of such dividend equivalents shall be made at such time as permissible under Section 409A.

8.8 Termination of Service.  Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 9.  Performance Shares

9.1 Grant of Performance Shares.  Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant’s attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant’s attainment of performance objectives, each as described in this Article 9.

9.2 Value of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.

9.3 Earning of Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of

Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4 Award Agreement.  Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

9.5 Form and Timing of Payment of Performance Shares.  Except as provided in Article 13, the target payment date of earned Performance Shares will be within the first two and one-half (2 1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

9.6 Termination of Service.  Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 10.  Other Stock Awards

Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

Article 11.  Performance Measures

Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards (both those granted on or prior to the date of the 2008 annual meeting of the Company’s stockholders and those granted after such meeting) designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):

(a) earnings before interest and taxes (EBIT);

(b) earnings before interest, taxes, depreciation and amortization (EBITDA);

(c) net earnings;

(d) operating earnings or income;

(e) earnings growth;

(f) net income (absolute or competitive growth rates comparative);

(g) net income applicable to Shares;

(h) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i) earnings per Share;

(j) return on stockholders’ equity (absolute or peer-group comparative);

(k) stock price (absolute or peer-group comparative);

(l) absolute and/or relative return on common stockholders’ equity;

(m) absolute and/or relative return on capital;

(n) absolute and/or relative return on assets;

(o) economic value added (income in excess of cost of capital);

(p) customer satisfaction;

(q) expense reduction;

(r) ratio of operating expenses to operating revenues;

(s) gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(t) revenue backlog; and

(u) margins realized on delivered services.

The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 12.  Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 13.  Deferrals and Code Section 409A

13.1 Purpose.  As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.

13.2 Initial Deferral Elections.  The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(c) Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d) Where the vesting of an Award is contingent upon the Participants continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

13.3 Distribution Dates.  Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s Disability;

(d) a change in control (as defined in Section 409A);

(e) an Unforeseeable Emergency, as defined in Section 409A and implemented by the Committee;

(f) a Participant’s termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant’s termination of Service; or

(g) such other events as permitted under Section 409A.

13.4 Restrictions on Distributions.  No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clauses (i), (ii) or (iii) above.

13.5 Redeferrals.  The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

13.6 Termination of Deferred Compensation Arrangements.  In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control (as defined in Section 409A) provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Company’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; or

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

Article 14.  Rights of Participants

14.1 Employment and Service.  Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or Service at any time.

14.2 Participation.  No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15.  Amendment, Modification and Termination

15.1 Amendment, Modification and Termination.  The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price, without the approval of the Company’s stockholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

15.3 Awards Previously Granted.  No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

15.4 Compliance with Code Section 162(m).  Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

Article 16.  Nontransferability of Awards.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant’s Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Participant’s beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the Participant’s death. The Committee may, in its discretion, require a Participant’s guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a) Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift ( i.e. , a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section.

(b) Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17.  Withholding

17.1 Tax Withholding.  The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

17.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 18.  Indemnification

Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 19.  Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 20.  Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

(a) any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

(b) the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

Article 21.  Legal Construction

21.1 Number.  Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

21.2 Severability.  If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3 Requirements of Law.  The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

21.4 Securities Law Compliance.  As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

If at any time the Committee determines that exercising an Option or SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

21.5 Awards to Foreign Nationals and Employees Outside the United States.  To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

21.6 Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

21.7 Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.

21.8 Electronic Delivery and Evidence of Award.  The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements). In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.

21.9 No Limitation on Rights of the Company.  The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

21.10 Participant to Have No Rights as a Stockholder.  Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.

The Company’s Board of Directors recommends a vote FOR proposals 1, 2 and 3. Please mark your X votes as indicated in this example FOR WITHHOLD *EXCEPTIONS ABSTAIN 1. ELECTION OF DIRECTORS ALL for all for against N ominees: 2. Ratification of appointment of Ernst & Young LLP, 01 John R. Walter 06 Jack M. Greenberg as our Independent Registered Public Accounting 02 Steven E. Zuccarini 07 Linda S. Wolf Firm for 2009. 03 Eric D. Belcher 08 Eric P. Lefkofsky 04 Peter J. Barris 09 Charles K. Bobrinskoy 05 Sharyar Baradaran 3. Amendment and restatement of the 2006 Stock Incentive Plan. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions Mark Here for Address Change or Comments L SEE REVERSE Signature Signature Date NOTE:?Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. ? FOLD AND DETACH HERE A r INNERWORKINGS, INC. V J Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://www.proxyvote.com 49808 PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-709-3287 SIGNATURE: DATE: TIME:

PROXY INNERWORKINGS, INC. Annual Meeting of Stockholders — June 18, 2009 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints John R. Walter and Joseph M. Busky, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of InnerWorkings, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 18, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES “FOR” SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, “FOR” EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. BNY MELLON SHAREOWNER SERVICES Address Change/Comments south OX hackensack, nj 07606-9250 (Mark the corresponding box on the reverse side) (Continued and to be marked, dated and signed, on the other side) ? FOLD AND DETACH HERE A You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for InnerWorkings, Inc. now makes it easy and convenient to get current information on your shareholder account. · View account status • View payment history for dividends
· View certificate history • Make address changes · View book-entry information • Obtain a duplicate 1099 tax form · Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 49808